UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2014

M/A-COM Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35451	27-0306875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Chelmsford Street Lowell, Massachusetts	01851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 656-2500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on February 13, 2014 (the “Initial Form 8-K”), M/A-COM Technology Solutions Holdings, Inc. (“MACOM”), through its wholly-owned subsidiary, M/A-COM Technology Solutions Inc. (“MTSI”), acquired Nitronex, LLC (“Nitronex”) on February 13, 2014 pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”) among MTSI, MACOM, Nitronex and GaAs Labs, LLC (“GaAs Labs”), pursuant to which MTSI acquired all of the membership interests of Nitronex from GaAs Labs. This Amendment No. 1 to the Initial Form 8-K is being filed to provide the audited financial statements and pro forma financial information required by Item 9.01 of Form 8-K relating to MACOM’s acquisition of Nitronex.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The audited financial statements of Nitronex as of and for the year ended December 31, 2013 are filed as Exhibit 99.1 hereto.

(b)	Pro Forma Financial Information.

The unaudited pro forma condensed combined financial information for the fiscal years ended September 28, 2012 and September 27, 2013 and as of and for the three months ended January 3, 2014, and notes related thereto, are filed as Exhibit 99.2 hereto.

(d)	Exhibits.

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP, Independent Auditors for Nitronex.

99.1	Audited financial statements of Nitronex as of and for the year ended December 31, 2013.

99.2	Unaudited pro forma condensed combined financial information for the fiscal years ended September 28, 2012 and September 27, 2013 and as of and for the three months ended January 3, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M/A-COM TECHNOLOGY SOLUTIONS HOLDINGS, INC.

Dated: May 1, 2014	By:	/s/ Robert J. McMullan
Robert J. McMullan

Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

23.1	Consent of Deloitte & Touche LLP, Independent Auditors for Nitronex.

99.1	Audited financial statements of Nitronex as of and for the year ended December 31, 2013.

99.2	Unaudited pro forma condensed combined financial information for the fiscal years ended September 28, 2012 and September 27, 2013 and as of and for the three months ended January 3, 2014.